UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): October 20, 2011

RBS GLOBAL, INC.	REXNORD LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428-08	033-25967-01
(Commission File Numbers)
01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)
(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 20, 2011, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”) and Rexnord LLC (“Rexnord” and together with RBS Global, the “Borrowers”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) and the lenders party thereto entered into a Loan Modification Agreement and Permitted Amendment (the “Modification Agreement”) related to the Amended and Restated Credit Agreement, dated as of October 5, 2009 (as amended, restated, or supplemented from time to time, the “Credit Agreement”) among Chase Acquisition I, Inc., RBS Global, Rexnord, the Administrative Agent and the lenders thereto.
The Modification Agreement amends certain terms related to the Borrowers' $180.0 million revolving credit facility (which facility was increased in accordance with the Credit Agreement earlier this year from $150.0 million) in the manner permitted under the terms of the Credit Agreement. Specifically, the Modification Agreement (i) extends the revolving facility maturity date with respect to lenders that agreed to accept the Borrowers' loan modification offer with respect to such lenders' revolving facility commitments (collectively, the “Extended Commitments”) from July 20, 2012 to July 19, 2013; (ii) increases the applicable LIBOR margin with respect to Other Revolving Loans (as defined in the Credit Agreement) made pursuant to the Extended Commitments to 4.00% (it previously was 1.75%); and (iii) fixes the commitment fee with respect to the Extended Commitments at 0.50% (it previously had been determined by reference to a pricing matrix). All other terms of the Credit Agreement, including the pricing on the Borrowers' outstanding borrowings under the term loan facility (which were $760.5 million as of October 1, 2011), remain unchanged.
The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Loan Modification Agreement and Permitted Amendment, dated as of October 20, 2011 relating to the Amended and Restated Credit Agreement, dated as of October 5, 2009 (as amended, restated, or supplemented from time to time) among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the Administrative Agent and the lenders thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 25th day of October.

REXNORD LLC

BY:	/S/ MICHAEL H. SHAPIRO
Michael H. Shapiro
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 25th day of October.

RBS GLOBAL, INC.

BY:	/S/ MICHAEL H. SHAPIRO
Michael H. Shapiro
Vice President and Chief Financial Officer